EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

sECOND Quarter 2023 RESULTS

DENVER--(August 2, 2023) — CSG (NASDAQ: CSGS) today reported results for the quarter ended June 30, 2023.

H1 Revenue Up 11.1% Organically YoY Representing CSG’s Best H1 Result in Nearly Two Decades

Raising Revenue and Non-GAAP Adjusted Operating Margin % Guidance for 2023

Comcast Contract Extended Through Year-End 2025

Instituting $100 Million Share Repurchase Plan through Year-End 2024

Financial Results:

Second quarter 2023 financial results:

•
Total revenue was $286.3 million.
•
GAAP operating income was $28.2 million, or an operating margin of 9.9%, and non-GAAP operating income was $43.0 million, or a non-GAAP adjusted operating margin of 16.2%.
•
GAAP earnings per diluted share (EPS) was $0.45 and non-GAAP EPS was $0.80.
•
Cash flows from operations were $12.4 million, with non-GAAP free cash flow of $4.7 million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.28 per share of common stock, or a total of approximately $9 million, to shareholders.

“Team CSG had a fantastic start to 2023. We delivered strong financial results across the board highlighted by 11.1% year-over-year organic revenue growth, our strongest first half result in nearly two decades. And with our great start to the year, we are pleased to be raising both our revenue and non-GAAP adjusted operating income margin targets for the full year,” said Brian Shepherd, President and Chief Executive Officer of CSG. “With respect to our 2023 full-year revenue, we now expect to deliver between $1.15 and $1.175 billion, an increase of $20 million on the bottom end of the range and $5 million on the top end. Further, we now anticipate our non-GAAP adjusted operating margin to range between 16.75% and 17.1%. And we are pleased to announce a new $100 million share repurchase program, which will run through year-end 2024.”

CSG Systems International, Inc.

August 2, 2023

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2023	2022	Changed	2023	2022	Changed
GAAP Results:
Revenue	$286,327	$262,168	9.2%	$585,066	$526,568	11.1%
Operating Income	28,206	7,283	287.3%	66,399	23,698	180.2%
Operating Margin Percentage	9.9%	2.8%		11.3%	4.5%
EPS	$0.45	$0.17	164.7%	$1.14	$0.36	216.7%
Non-GAAP Results:
Operating Income	$42,950	$36,740	16.9%	$96,461	$76,926	25.4%
Adjusted Operating Margin Percentage	16.2%	15.1%		17.8%	15.7%
EPS	$0.80	$0.84	(4.8%)	$1.84	$1.71	7.6%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2023 was $286.3 million, a 9.2% increase when compared to revenue of $262.2 million for the second quarter of 2022. The year-over-year increase can be mainly attributed to the continued growth of CSG’s revenue management solutions, to include the conversion of customer accounts on CSG solutions, other ancillary services, and increased payments volumes.

GAAP operating income for the second quarter of 2023 was $28.2 million, or 9.9% of total revenue, compared to $7.3 million, or 2.8% of total revenue, for the second quarter of 2022. The increase in operating income and operating margin can be mainly attributed to the $16.9 million decrease in restructuring and reorganization charges between years.

GAAP EPS for the second quarter of 2023 was $0.45, as compared to $0.17 for the second quarter of 2022. The increase in GAAP EPS is mainly due to the higher operating income in the second quarter of 2023, discussed above, partially offset by higher interest expense and foreign currency movements.

Non-GAAP Results: Non-GAAP operating income for the second quarter of 2023 was $43.0 million, or a non-GAAP adjusted operating margin of 16.2%, compared to $36.7 million, or a non-GAAP adjusted operating margin of 15.1% for the second quarter of 2022. The increase in non-GAAP operating income and non-GAAP adjusted operating margin can be mainly attributed to the higher revenue discussed above, and improved profitability.

Non-GAAP EPS for the second quarter of 2023 was $0.80 compared to $0.84 for the second quarter of 2022. The decrease in non-GAAP EPS is mainly due to higher interest expense and foreign currency movements, which offset the increase in non-GAAP operating income.

CSG Systems International, Inc.

August 2, 2023

Balance Sheet and Cash Flows

Cash, cash equivalents, and short-term investments as of June 30, 2023 were $146.2 million compared to $167.7 million as of March 31, 2023 and $150.4 million as of December 31, 2022. CSG had net cash flows provided by (used in) operations for the second quarters ended June 30, 2023 and 2022 of $12.4 million and ($7.7) million, respectively, and had non-GAAP free cash flow (deficit) of $4.7 million and ($17.0) million, respectively.

Summary of Financial Guidance

CSG is revising its financial guidance for the full year 2023, as follows:

	As of August 2, 2023	Previous
GAAP Measures:
Revenue	$1,150 - $1,175 million	$1,130 - $1,170 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	16.75% - 17.1%	16.5% - 17.0%
EPS	$3.42 - $3.58	$3.35 - $3.65
Adjusted EBITDA	$238 - $245 million	$231 - $242 million
Free Cash Flow	No change	$80 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 2, 2023 at 5:00 p.m. ET, to discuss CSG’s second quarter 2023 earnings results. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to learn more about how to be a change-maker and industry shaper like our 1,000-plus clients? Visit csgi.com to learn more.

CSG Systems International, Inc.

August 2, 2023

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

August 2, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$146,212	$150,365
Short-term investments	-	71
Total cash, cash equivalents, and short-term investments	146,212	150,436
Settlement and merchant reserve assets	176,397	238,653
Trade accounts receivable:
Billed, net of allowance of $4,618 and $5,528	256,310	274,189
Unbilled	78,510	52,830
Income taxes receivable	3,770	1,270
Other current assets	64,216	48,577
Total current assets	725,415	765,955
Non-current assets:
Property and equipment, net of depreciation of $113,196 and $105,466	70,457	71,787
Operating lease right-of-use assets	38,810	49,687
Software, net of amortization of $156,240 and $150,337	18,890	22,774
Goodwill	306,641	304,036
Acquired customer contracts, net of amortization of $126,757 and $120,080	40,486	45,417
Customer contract costs, net of amortization of $34,594 and $30,601	54,114	54,735
Deferred income taxes	30,698	26,206
Other assets	7,558	7,956
Total non-current assets	567,654	582,598
Total assets	$1,293,069	$1,348,553
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$22,500	$37,500
Operating lease liabilities	16,624	21,012
Customer deposits	32,713	40,472
Trade accounts payable	37,961	47,720
Accrued employee compensation	62,789	68,321
Settlement and merchant reserve liabilities	174,777	237,810
Deferred revenue	56,468	46,033
Income taxes payable	500	5,455
Other current liabilities	26,770	22,886
Total current liabilities	431,102	527,209
Non-current liabilities:
Long-term debt, net of unamortized discounts of $2,283 and $2,656	402,092	375,469
Operating lease liabilities	38,560	53,207
Deferred revenue	20,792	21,991
Income taxes payable	3,605	3,410
Deferred income taxes	131	117
Other non-current liabilities	13,476	11,901
Total non-current liabilities	478,656	466,095
Total liabilities	909,758	993,304
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 31,751 and 31,269 shares outstanding	713	708
Additional paid-in capital	501,486	495,189
Treasury stock, at cost; 38,210 shares	(1,018,034)	(1,018,034)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	1	1
Cumulative foreign currency translation adjustments	(54,278)	(58,830)
Accumulated earnings	953,423	936,215
Total stockholders' equity	383,311	355,249
Total liabilities and stockholders' equity	$1,293,069	$1,348,553

CSG Systems International, Inc.

August 2, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenue	$286,327	$262,168	$585,066	$526,568

Cost of revenue (exclusive of depreciation, shown separately below)	151,142	138,134	306,163	276,552
Other operating expenses:
Research and development	36,645	34,630	72,109	67,611
Selling, general and administrative	62,686	57,465	121,833	114,807
Depreciation	5,573	5,651	11,293	11,789
Restructuring and reorganization charges	2,075	19,005	7,269	32,111
Total operating expenses	258,121	254,885	518,667	502,870
Operating income	28,206	7,283	66,399	23,698
Other income (expense):
Interest expense	(7,837)	(2,686)	(15,056)	(5,958)
Interest and investment income, net	772	126	1,341	256
Loss on derivative liability upon debt conversion	-	-	-	(7,456)
Other, net	(1,428)	2,442	(3,860)	3,254
Total other	(8,493)	(118)	(17,575)	(9,904)
Income before income taxes	19,713	7,165	48,824	13,794
Income tax provision	(5,759)	(1,848)	(13,942)	(2,364)
Net income	$13,954	$5,317	$34,882	$11,430

Weighted-average shares outstanding:
Basic	30,629	31,301	30,524	31,358
Diluted	30,726	31,492	30,668	31,651

Earnings per common share:
Basic	$0.46	$0.17	$1.14	$0.36
Diluted	0.45	0.17	1.14	0.36

CSG Systems International, Inc.

August 2, 2023

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2023	June 30, 2022
Cash flows from operating activities:
Net income	$34,882	$11,430
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	11,506	14,210
Amortization	22,808	25,520
Asset impairment	1,689	24,436
Gain on lease modifications	(3,812)	-
Loss on short-term investments and other	-	20
Loss on derivative liability upon debt conversion	-	7,456
Unrealized foreign currency transactions (gain)/loss, net	241	(805)
Deferred income taxes	(4,673)	(7,816)
Stock-based compensation	14,056	12,117
Subtotal	76,697	86,568
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(7,789)	(7,833)
Other current and non-current assets and liabilities	(16,083)	(16,098)
Income taxes payable/receivable	(7,235)	(13,157)
Trade accounts payable and accrued liabilities	(26,853)	(65,537)
Deferred revenue	9,046	2,792
Net cash provided by (used in) operating activities	27,783	(13,265)

Cash flows from investing activities:
Purchases of software, property and equipment	(16,428)	(19,647)
Proceeds from sale/maturity of short-term investments	71	26,755
Net cash provided by (used in) investing activities	(16,357)	7,108

Cash flows from financing activities:
Proceeds from issuance of common stock	1,664	1,423
Payment of cash dividends	(17,712)	(17,200)
Repurchase of common stock	(9,418)	(45,113)
Deferred acquisition payments	(1,220)	-
Proceeds from long-term debt	30,000	245,000
Payments on long-term debt	(18,750)	(246,051)
Settlement and merchant reserve activity	(63,107)	26,754
Net cash used in financing activities	(78,543)	(35,187)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	708	(3,328)

Net decrease in cash, cash equivalents, and restricted cash	(66,409)	(44,672)

Cash, cash equivalents, and restricted cash, beginning of period	389,018	391,902
Cash, cash equivalents, and restricted cash, end of period	$322,609	$347,230

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$14,672	$8,323
Income taxes	23,720	23,324

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$146,212	$133,770
Settlement and merchant reserve assets	176,397	213,460
Total cash, cash equivalents, and restricted cash	$322,609	$347,230

CSG Systems International, Inc.

August 2, 2023

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2023		March 31, 2023		June 30, 2022
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$60,175	21%	$61,532	21%	$53,173	20%
Comcast	53,757	19%	53,415	18%	52,919	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
Broadband/Cable/Satellite	54%	52%	55%
Telecommunications	18%	20%	19%
All other	28%	28%	26%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2023	2023	2022
Americas	87%	84%	85%
Europe, Middle East and Africa	9%	12%	11%
Asia Pacific	4%	4%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

August 2, 2023

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

August 2, 2023

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Amortization of original issue discount (“OID”)	—	—	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

August 2, 2023

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

• The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

August 2, 2023

•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

CSG Systems International, Inc.

August 2, 2023

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non-GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP Operating Income
GAAP operating income	$28,206	$7,283	$66,399	$23,698
Restructuring and reorganization charges (1)	2,075	19,005	7,269	32,111
Executive transition costs	-	-	-	1,275
Acquisition-related expenses:
Amortization of acquired intangible assets	2,998	3,956	6,207	7,612
Transaction-related costs	2,004	(39)	2,162	(26)
Stock-based compensation (1)	7,667	6,535	14,424	12,256
Non-GAAP operating income	$42,950	$36,740	$96,461	$76,926

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$286,327	$262,168	$585,066	$526,568
Less: Transaction fees (2)	(21,176)	(18,713)	(43,149)	(36,751)
Revenue less transaction fees	$265,151	$243,455	$541,917	$489,817
Non-GAAP adjusted operating margin percentage	16.2%	15.1%	17.8%	15.7%

(1) Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.

(2) Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

August 2, 2023

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2023		June 30, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$13,954	$0.45	$5,317	$0.17
GAAP income tax provision (3)	5,759		1,848
GAAP income before income taxes	19,713		7,165
Restructuring and reorganization charges (1)	2,075		19,005
Acquisition-related costs:
Amortization of acquired intangible assets	2,998		3,956
Transaction-related costs	2,004		(39)
Stock-based compensation (1)	7,667		6,535
Non-GAAP income before income taxes	34,457		36,622
Non-GAAP income tax provision (3)	(9,820)		(10,071)
Non-GAAP net income	$24,637	$0.80	$26,551	$0.84

	Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$34,882	$1.14	$11,430	$0.36
GAAP income tax provision (3)	13,942		2,364
GAAP income before income taxes	48,824		13,794
Restructuring and reorganization charges (1)	7,269		32,111
Executive transition costs	-		1,275
Acquisition-related expenses:
Amortization of acquired intangible assets	6,207		7,612
Transaction-related costs	2,162		(26)
Stock-based compensation (1)	14,424		12,256
Loss on extinguishment of debt	-		7,456
Non-GAAP income before income taxes	78,886		74,478
Non-GAAP income tax provision (3)	(22,483)		(20,481)
Non-GAAP net income	$56,403	$1.84	$53,997	$1.71

(3) For the second quarter and six months ended June 30, 2023 the GAAP effective income tax rates were approximately 29% for both periods, and the non-GAAP effective income tax rates were approximately 28.5% for both periods. For the second quarter and six months ended June 30, 2022 the GAAP effective income tax rates were approximately 26% and 17%, respectively, and the non-GAAP effective income tax rates were 27.5% for both periods.

(4) The outstanding diluted shares for the second quarter and six months ended June 30, 2023 were 30.7 million for both periods, and for the second quarter and six months ended June 30, 2022 were 31.5 million and 31.7 million, respectively.

CSG Systems International, Inc.

August 2, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
GAAP net income	$13,954	$5,317	$34,882	$11,430
GAAP income tax provision	5,759	1,848	13,942	2,364
Interest expense (5)	7,837	2,686	15,056	5,958
Loss on derivative liability upon debt conversion	-	-	-	7,456
Interest and investment income and other, net	656	(2,568)	2,519	(3,510)
GAAP operating income	28,206	7,283	66,399	23,698
Restructuring and reorganization charges (1)	2,075	19,005	7,269	32,111
Executive transition costs	-	-	-	1,275
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	2,998	3,956	6,207	7,612
Transaction-related costs	2,004	(39)	2,162	(26)
Stock-based compensation (1)	7,667	6,535	14,424	12,256
Amortization of other intangible assets (6)	3,383	3,723	6,836	7,211
Amortization of customer contract costs (6)	4,771	3,784	9,393	10,321
Depreciation (1)	5,573	5,651	11,293	11,789
Non-GAAP adjusted EBITDA	$56,677	$49,898	$123,983	$106,247
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	21.4%	20.5%	22.9%	21.7%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Amortization of acquired intangible assets	$2,998	$3,956	$6,207	$7,612
Amortization of other intangible assets	3,383	3,723	6,836	7,211
Amortization of customer contract costs	4,771	3,784	9,393	10,321
Amortization of deferred financing costs	185	187	372	376
Total amortization	$11,337	$11,650	$22,808	$25,520

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities	$12,386	$(7,716)	$27,783	$(13,265)
Purchases of software, property and equipment	(7,728)	(9,272)	(16,428)	(19,647)
Non-GAAP free cash flow	$4,658	$(16,988)	$11,355	$(32,912)

CSG Systems International, Inc.

August 2, 2023

Non-GAAP Financial Measures – 2023 Financial Guidance

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of non-GAAP adjusted operating margin percentage, as included in CSG’s 2023 full year financial guidance, is as follows (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
Non- GAAP Operating Income
GAAP operating income	$126,300	$133,400
Restructuring and reorganization charges	7,300	7,300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,100	12,100
Transaction-related costs	2,100	2,100
Stock-based compensation	31,100	31,100
Non-GAAP operating income	$178,900	$186,000

Non-GAAP Operating Margin Percentage
Revenue	$1,150,000	$1,175,000
Less: Transaction fees	(82,000)	(87,000)
Revenue less transaction fees	$1,068,000	$1,088,000
Non-GAAP adjusted operating margin percentage	16.75%	17.1%

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2023 full year financial guidance is as follows (in thousands, except per share amounts):

	2023 Guidance Range
	Low Range		High Range
	Amounts	EPS (8)	Amounts	EPS (8)
GAAP net income	$67,300	$2.19	$72,400	$2.36
GAAP income tax provision (7)	26,700		28,700
GAAP income before income taxes	94,000		101,100
Restructuring and reorganization charges	7,300		7,300
Acquisition-related expenses:
Amortization of acquired intangible assets	12,100		12,100
Transaction-related costs	2,100		2,100
Stock-based compensation	31,100		31,100
Non-GAAP income before income taxes	146,600		153,700
Non-GAAP income tax provision (7)	(41,700)		(43,700)
Non-GAAP net income	$104,900	$3.42	$110,000	$3.58

(7) For 2023, the estimated effective income tax rates for GAAP and non-GAAP purposes are expected to be approximately 28% - 28.5%.

(8) The weighted-average diluted shares outstanding are expected to be approximately 31 million.

CSG Systems International, Inc.

August 2, 2023

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2023 full year financial guidance (in thousands, except percentages):

	2023 Guidance Range
	Low Range	High Range
GAAP net income	$67,300	$72,400
GAAP income tax provision (7)	26,700	28,700
Interest expense	34,800	34,800
Interest and investment income and other, net	(2,500)	(2,500)
GAAP operating income	126,300	133,400
Restructuring and reorganization charges	7,300	7,300
Executive transition costs
Acquisition-related expenses:
Amortization of acquired intangible assets	12,100	12,100
Transaction-related costs	2,100	2,100
Stock-based compensation	31,100	31,100
Amortization of other intangible assets	12,800	12,800
Amortization of client contract costs	20,600	20,600
Depreciation	25,200	25,200
Non-GAAP adjusted EBITDA	$237,500	$244,600
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	22.2%	22.5%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for CSG’s 2023 full year financial guidance (in thousands):

	2023 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$102,000	$148,000
Purchases of software, property and equipment	(22,000)	(28,000)
Non-GAAP free cash flow	$80,000	$120,000